EXHIBIT 10.42.6




             Third Amendment to Amended and Restated Note Agreement
                              dated July 31, 1995
       between the Registrant and Principal Mutual Life Insurance Company


































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             THIRD AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT


     THIS AMENDMENT ("Amendment") effective as of July 31, 1995 is entered into between Hurco Companies, Inc., an Indiana corporation (the "Company"), and Principal Mutual Life Insurance Company (the "Purchaser").

                                  WITNESSETH:


     The Company and the Purchaser have entered into that certain Hurco Companies, Inc. Amended and Restated Note Agreement dated as of March 24, 1994, as amended by that certain (1) Amendment and Notes Modification Agreement dated as of January 31, 1995 and (2) Amendment dated May 31, 1995 (as so amended the "Note Agreement"). The Company and the Purchaser agree to amend the Note Agreement on the terms and conditions hereinafter set forth. Terms defined in the Note Agreement which are used herein shall have the same meaning set forth in the Note Agreement unless otherwise specified herein.

     1. AMENDMENT. Effective as of July 31, 1995 and subject to the conditions precedent set forth in paragraph 2 hereof, the Note Agreement is hereby amended as follows:

     1.1. In SECTION 7.1, the word "and" before "April 30, 1996" is deleted and replaced by ",", the words "July 31, 1996 and October 31, 1996" are added after "April 30, 1996", and the following fiscal periods and amounts are added under the headings "FISCAL QUARTER ENDED" and "MINIMUM CONSOLIDATED ADJUSTED NET WORTH":

                                                         MINIMUM CONSOLIDATED
                   FISCAL QUARTER ENDED                   ADJUSTED NET WORTH

                      July 31, 1996                            $6,500,000
                     October 31, 1996                          $7,000,000

     For the fiscal quarters ending on July 31, 1996 and October 31, 1996, the above-stated Minimum Consolidated Adjusted Net Worth amounts shall not be adjusted by 50% of the cumulative net income.

     1.2 In SECTION 7.2, the date "May 1, 1996" in the fifth line is replaced by the date "November 1, 1996",, and the following fiscal periods and amounts are added under the headings "FISCAL QUARTER ENDED" and "MINIMUM CURRENT ASSETS":

                  FISCAL QUARTER ENDED                  MINIMUM CURRENT ASSETS

                      July 31, 1996                           $40,000,000
                     October 31, 1996                         $40,000,000

     1.3 In SECTION 7.3, the following fiscal periods and percentages are added under the headings "FISCAL QUARTER ENDED" and "PERCENTAGE":

                   FISCAL QUARTER ENDED                         PERCENTAGE

                      July 31, 1996                                 82%
                     October 31, 1996                               80%


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     1.4 In SECTION 7.4, the following  fiscal period and amount are added under the headings "FISCAL PERIOD" and "MAXIMUM LOANS, ETC.":

                    FISCAL PERIOD                          MAXIMUM LOANS, ETC.

                  Fiscal Year Ending
                    October 31, 1996                          $1,500,000

                    Under the same headings, delete (1) "Fiscal Quarter Ending January 31, 1996" and "$375,000 and (2) "Fiscal Quarter Ending April 30, 1996" and "$375,000."

     1.5 In SECTION 7.5, the following fiscal period and ratio are added under the headings "FISCAL QUARTER ENDED" and "RATIO":

                    FISCAL QUARTER ENDED                          RATIO

                       July 31, 1996                            1.0 to 1.0
                      October 31, 1996                          1.25 to 1.0

     1.6 Amend and restate SECTION 7.16 as follows: "The Company will not permit the ratio of Consolidated Total Indebtedness, as reflected on the Company's consolidated balance sheet, to Consolidated Adjusted Net Worth to exceed at any time (i) from the Closing Date through and including October 31, 1994,
     9.5 to 1.0 and (ii) from  November 1, 1994 through  July 30, 1996,  10.5 to
     1.0 and (iii) from July 31, 1996 through  October 30, 1996,  4.5 to 1.0 and
     (iv) on October 31, 1996 and thereafter, 4.0 to 1.0."

     1.7 Add Section 6.16 as follows: "6.16 Equity Infusion. The Company agrees that if there is any capital contribution or cash infused by shareholders or third parties to the Company ("Equity Infusion"), then the Minimum Consolidated Adjusted Net Worth Amounts in paragraph 7.1, for the fiscal quarters ended July 31, 1996 and October 31, 1996, will be immediately and automatically increased by 85% of the value of the Equity Infusion, but only for the period of time commencing on the date of the Equity Infusion through the fiscal quarter ended October 31, 1996. Also, if the Equity Infusion equals or exceeds $3,000,000 in value, then (1) the percentages set forth in paragraph 7.3 for the fiscal quarters ended July 31, 1996 and October 31, 1996 will immediately and automatically reduce to 78%, but only for the period of time commencing on the date of the Equity Infusion through the fiscal quarter ended October 31, 1996 and (2) the leverage ratios in paragraph 7.16 applicable to the fiscal quarters ended July 31, 1996 and October 31, 1996 will immediately and automatically change to 3.55 to 1.0, but only for the period of time commencing on the date of the Equity Infusion through the fiscal quarter ended October 31, 1996. Default in the performance of this paragraph 6.16 shall create an Event of Default under paragraph 8.1(d).

     1.8. Amend and restate in its entirety Section 6.14 to read as follows:

          "6.14. MOST FAVORED LENDER. In the event that the Company shall enter into any modification of the NBD Agreement or any other contract or agreement pursuant to which the Company shall have available to it a credit facility (a "Credit Agreement"), which increases the fees, expenses, interest rate spreads over prime rate, LIBOR rate or any other such base rate or any other charges which are or may be payable to a Bank pursuant to a Credit Agreement (but excluding reimbursements

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          for  actual  out-of-pocket  expenses  of the Bank or its  counsel  and excluding reasonable commitment fees to obtain, increase or extend or renew a credit facility, including lines of credit and term loan facilities, default rate interest and reasonable fees and expenses or costs actually incurred for collection arising out of default under any Credit Agreement and excluding any increase in interest rate, charges, fees or expenses under the NBD Agreement, pursuant to Section 7.1(i) thereof, due to an increase in the interest rates on the Notes or the fees payable under this Agreement) over the interest rate spreads, fees, charges and expenses provided for the NBD Agreement or such other Credit Agreement, as applicable, then, effective as of the date of such increase, the amount of the increase in the interest rate spread (i.e., the number of basis points added to the interest rate spread), if any, shall be added to the interest rate payable to the Purchaser under the Notes, and as and when the amount representing the increase of fees, expenses and/or charges, if any, becomes due and payable under the Credit Agreement, the Company shall pay to the Purchaser a comparable amount as a fee. In no event will the fee payable to the Purchaser pursuant to the foregoing exceed the amount of the corresponding increase in fee, charge or expense payable under the modified Credit Agreement. Failure of the Company to make the payments which become due and payable under this Section 6.14 shall constitute an Event of Default under Section 8.1(a). Upon any increase in the interest rate to be charges under the Notes pursuant to the terms of this Section 6.14, the Company shall execute such amendments to the Notes and this Agreement as the Purchaser reasonably may request to confirm and evidence the increase in the interest rate.

          The Company also covenants and agrees to provide to Purchaser, as and when furnished to NBD Bank or any replacement lender, all written reports, business reports and other financial reports and projections furnished by the Company to NBD Bank or such replacement lender, whether pursuant to the terms of the NBD Agreement or otherwise."

     1.9 The Company agrees to immediately and automatically grant Purchaser the same loan covenants, and terms as it grants NBD Bank NA or any replacement lender, if such covenants and terms are difference in kind or more restrictive (on the Company) than the Purchaser's existing covenants or terms. If the Company defaults in the performance of such new covenants or terms, an Event of Default shall arise under paragraph 8.1(d). This covenant applies only to the fiscal quarters ended July 31, 1996 and October 31, 1996.

     2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the latest to occur of the date (i) the Company shall have delivered to the Purchaser reaffirmations of each of the Subsidiary Guaranties and the Autocon Guaranty executed in favor of Purchaser, (ii) the Company and NBD execute and deliver amendments to the NBD Agreement and the NBD Term Loan in the form of EXHIBIT A attached hereto, (iii) the Purchaser and NBD execute and deliver an amendment to the Intercreditor Agreement in the form of EXHIBIT B attached hereto (the "Intercreditor Amendments"), and (iv) the Company shall have paid to the Collateral Agent a $25,000 amendment fee.






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     3.  REPRESENTATIONS  AND  WARRANTIES.  The Company  hereby  represents  and warrants to the Purchaser that (i) this Amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and (ii) that no event has occurred and no condition exists which constitutes an "Event of Default" (as defined in the Note Agreement) or with the lapse of time or the giving of notice or both, would become an Event of Default.

     4. COSTS AND EXPENSES. In accordance with Section 11.1 of the Note Agreement, the Company acknowledges that it is liable to pay all reasonable expenses of Purchaser, including, without limitation, reasonable charges and disbursements of special counsel, incurred in connection with the preparation, execution and delivery of this Amendment.

     5. RATIFICATION. Except as specifically amended or modified above, the Note Agreement and each of the Notes shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Purchaser under the Note Agreement or the Notes nor operate a waiver of the provisions of the Note Agreement or the Notes except as specifically set forth herein.

     IN WITNESS WHEREOF, the Company and the purchaser have caused this Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                              HURCO COMPANIES, INC.


                                              By:     /s/ Roger J. Wolf
                                              Title:  Senior Vice President and
                                                        Chief Financial Officer


                                              PRINCIPAL MUTUAL LIFE INSURANCE
                                                 COMPANY


                                              By:     /s/ Donald D. Brattebo
                                              Its:    Second Vice President-
                                                        Securities Investment

                                              By:     /s/ Nora Everett
                                              Its:    Counsel